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                                                                     Exhibit 3.5


                            CERTIFICATE OF FORMATION

                                       OF

                                 INERGY GP, LLC

          The undersigned, for the purpose of forming a limited liability company (the "Company") under the Delaware Limited Liability Company Act (the "Act"), hereby makes, acknowledges and files this Certificate of Formation:

          FIRST.  The name of the Company is:

                                 Inergy GP, LLC

          SECOND. The address of the Company's registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address for service of process is The Corporation Trust Company.

          THIRD. The Company shall commence its existence on the date this Certificate of Formation is filed with the Delaware Secretary of State.

          IN WITNESS WHEREOF, the undersigned, for the purpose of forming a limited liability company under the Act, has executed this Certificate of Formation this 2nd day of March, 2001.


                              SMF REGISTERED SERVICES, INC.

                                  /s/  RICHARD N. NIXON
                              By:___________________________________
                                 Richard N. Nixon, Vice President
                                 Authorized Person